                                                                      EXHIBIT 15



            INDEPENDENT ACCOUNTANT'S REVIEW REPORT, ERNST & YOUNG LLP


The Board of Directors
Autologic Information International, Inc.


We have reviewed the accompanying condensed consolidated balance sheet of Autologic Information International, Inc. and subsidiaries as of July 31, 1998, and the related condensed consolidated statements of operations for the three-month and nine-month periods ended July 31, 1998 and August 1, 1997, the condensed consolidated statement of stockholders' equity for the nine-month periods ended July 31, 1998, and the condensed consolidated statements of cash flows for the nine-month periods ended July 31, 1998, and August 1, 1997. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Autologic Information International, Inc. and subsidiaries as of October 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, not presented herein; and in our report dated December 10, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of October 31, 1997, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



August 28, 1998
Woodland Hills, California



                                       16